UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2014

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona	85283
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2014, Mobile Mini, Inc. (the “Company”) announced that its Executive Vice President, Operations, Phillip Hobson, will leave the Company effective the same day to pursue an opportunity outside the Company and that it has appointed Kelly Williams as its new Executive Vice President, Operations. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Williams, age 43, assumed responsibility for the Company’s North American operations as of June 4, 2014.

Mr. Williams joined the Company in July 2013 as its Senior Vice President, Western Division. Prior to joining the Company, Mr. Williams spent eight years in the equipment rental industry, including at RSC Holdings Inc., as a Vice President, Regional Vice President, Regional Sales Director, Regional Fleet Director and District Manager. In addition, he worked for ten years in the car rental business in various leadership roles. Mr. Williams holds a Bachelor of Arts from Anderson University.

On June 4, 2014, the Company entered into an amended and restated employment agreement with Mr. Williams. A brief description of the employment agreement is provided below. A copy of the employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

This employment agreement provides for Mr. Williams’ employment as Executive Vice President, Operations of the Company for a term commencing on June 4, 2014 and expiring on December 31, 2014. Notwithstanding its fixed term, the employment agreement automatically renews for successive one-year periods beginning on December 31, 2014 and on each December 31st thereafter, unless the Company or Mr. Williams gives 90-day prior written notice of an intention to terminate employment on the last day of the then-current employment period.

Under the employment agreement, Mr. Williams will be paid a 2014 base annual salary of $412,000. The base salary will be reviewed annually. Mr. Williams is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee of the Board of Directors may determine, provided that he will participate in the company’s bonus plan under his prior role as Senior Vice President, Western Division through June 30, 2014. Effective July 1, 2014, he will be eligible under the corporate bonus plan and receive a pro-rated 2014 annual bonus thereunder based on the amounts payable under the plan. His target 2014 bonus is an amount equal to 75% of his base salary (pro rated for his service in this role). Mr. Williams is eligible for all equity-based employee benefit plans maintained by the Company, including, but not limited to, the Company’s 2006 Equity Incentive Plan, as amended. Subject to the discretion of the Compensation Committee and the Company’s and Mr. Williams’s performance during relevant periods, it is anticipated that his annual level of participation in the Company’s 2006 Equity Incentive Plan, as amended, will be 125% of his base salary. He will receive a promotion equity grant of $172,500 on such terms as may be approved by the Compensation Committee of the Board. He will also receive certain other benefits, including participation in all employee benefit plans, vacation and sick leave.

The Company may terminate the employment agreement for Cause (as defined in the employment agreement), including upon (i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company, (ii) material dishonesty or willful misconduct in the performance of duties, (iii) willful violation of any law, rule or regulation in connection with the performance of duties, or (iv) material breach of the employment agreement by Mr. Williams. The Company may also terminate the employment agreement upon Mr. Williams’s disability or by written notice.

Mr. Williams may terminate the employment agreement for Good Reason (as defined in the employment agreement), including upon (i) assignment to Mr. Williams of material duties that are materially inconsistent with those originally contemplated by the employment agreement, (ii) a reduction in base salary (excluding “across the board” reductions for all senior executives), (iii) any material breach of the employment agreement by the Company, (iv) purported termination for Cause by the Company where such Cause does not exist, or (v) in the case of assignment of the employment agreement by the Company, failure of the Company to obtain from such assign an agreement to assume and agree to perform under the employment agreement. Mr. Williams also may terminate the employment agreement voluntarily by giving 90-days prior written notice to the Company.

The employment agreement may terminate upon a Change in Control (as defined in the employment agreement) of the Company, including (i) an acquisition by any person of more than 35% of the voting shares of the Company, (ii) a change in more than 1/3 of the members of the Board of Directors of the Company, or (iii) the consummation of a merger, consolidation, reorganization, liquidation or dissolution, or sale of all or substantially all of the assets of the Company.

Upon termination by the Company for Cause, death or disability, or upon voluntary termination by Mr. Williams other than for Good Reason, Mr. Williams or his estate is entitled to any Accrued Compensation (as defined in the employment agreement) and, in the case of death or disability, a prorated amount of his cash bonus (determined by the average cash bonus amount paid in the preceding two years). Upon (i) termination by Mr. Williams for Good Reason, (ii) termination by the Company without Cause, or (iii) termination within one year of a Change in Control of the Company, Mr. Williams is entitled to any Accrued Compensation (as defined in the employment agreement) plus a lump-sum severance payment of an amount equal to (a) in the case of Good Reason or without Cause, one times the sum of his then-current annual base salary and the Payment Amount (defined in the employment agreement as 75% of his annual base salary in effect in the year in which termination occurs), and (b) in the case of a Change in Control and termination within one year thereafter, two times the sum of his then-current annual base salary and the Payment Amount. In addition, the Company will continue to pay certain health insurance amounts for Mr. Williams and his dependents for a period of up to 24 months. Upon a Change in Control or a termination of employment (not including termination by the Company for Cause or voluntary termination by Mr. Williams for other than Good Reason), his equity-based compensation awards without performance criteria shall vest.

The employment agreement also provides that Mr. Williams will not solicit employees or customers of the Company during his employment or within two years of the termination of his employment. Additionally, the Company and Mr. Williams entered into the Company’s standard indemnity agreement for its directors and officers.

There are no other arrangements or understandings pursuant to which Mr. Williams was selected as Executive Vice President, Operations. There are no family relationships among any of our directors, executive officers, and Mr. Williams. There are no related party transactions between us and Mr. Williams reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement between Mobile Mini, Inc. and Kelly Williams, dated June 4, 2014

99.1	Press Release of the Company dated June 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2014

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Senior Vice President and General Counsel